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Exhibit 23D

CONSENT OF SCOTT & STRINGFELLOW, INC.

        We hereby consent the use of our opinion letter dated March 25, 2006 to the Board of Directors of James Monroe Bancorp, Inc. (the "Company") included as Appendix D to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Mercantile Bankshares Corporation contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

SCOTT & STRINGFELLOW, INC.
By:	/s/ G. Jacob Savage III G. Jacob Savage III Managing Director
909 East Main Street P.O. Box 1575 Richmond, Va 23218
May 2, 2006

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CONSENT OF SCOTT & STRINGFELLOW, INC.